Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-116510) on Form S-3/A of our report dated March 23, 2004 relating to the financial statements and financial statement schedule, which appear in Calpine Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
September 13, 2004